AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 8, 2002
                        REGISTRATION  NO.  333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ____________________

                                   NETTAXI.COM
                                   -----------
             (Exact Name of Registrant as Specified in Its Charter)

NEVADA                                   7370                 82-0486102
(State or Other Jurisdiction of    (Primary Standard      (I.R.S. Employer
Incorporation or Organization)         Industrial         Identification Number)
                                  Classification Code)

                          1875 S. Bascom Avenue No. 116
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
               (Address, Including Zip Code, and Telephone Number,
             Including Area Code, of Registrant's Executive Offices)

                   Warrant Agreements to Purchase Common Stock

                             ROBERT A. ROSITANO, JR.
                                  DEAN ROSITANO
                                   NETTAXI.COM
                                 33 FIRST STREET
                           CAMPBELL, CALIFORNIA 95008
                                 (408) 879-9880
            (Name, Address, Including Zip Code, and Telephone Number,
                 Including Area Code, of Co-Agents for Service)
                              ____________________

                                    COPY TO:
                             JAMES C. CHAPMAN, ESQ.
                            SILICON VALLEY LAW GROUP
                        152 NORTH THIRD STREET, SUITE 900
                           SAN JOSE, CALIFORNIA 95112
                                 (408) 286-6100


If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE


TITLE OF           AMOUNT TO BE      PROPOSED       PROPOSED        AMOUNT OF
SECURITIES          REGISTERED       MAXIMUM        MAXIMUM        REGISTRATION
TO BE                                OFFERING      AGGREGATE           FEE
REGISTERED                            PRICE      OFFERING PRICE
                                     PERUNIT
---------------  -----------------  ----------  ----------------  --------------
COMMON STOCK,       350,000 SHARES  $ 0.35 (1)  $    122,500 (1)  $    30.63 (1)
..001 PAR VALUE
---------------  -----------------  ----------  ----------------  --------------
COMMON STOCK,     1,500,000 SHARES  $ 0.13 (1)  $    195,000 (1)  $    48.75 (1)
..001 PAR VALUE
---------------  -----------------  ----------  ----------------  --------------
COMMON STOCK,     2,000,000 SHARES  $ 0.20 (1)  $    400,000 (1)  $   100.00 (1)
..001 PAR VALUE
---------------  -----------------  ----------  ----------------  --------------
COMMON STOCK,     9,922,500 SHARES  $ 0.21 (1)  $   2,083,725(1)  $   520.93 (1)
..001 PAR VALUE
---------------  -----------------  ----------  ----------------  --------------
TOTAL            13,772,500 SHARES              $     2,801,225   $      700.31
---------------  -----------------  ----------  ----------------  --------------

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(g).

                              ____________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in this Part I are being separately provided to the Registrant's employees, officers, directors and consultants as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this registration statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2001.

     (b) The description of Common Stock contained in the section of the Registrant's prospectus dated August 2, 2000 filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, entitled "Description of Capital Stock".

      In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM  4.     DESCRIPTION  OF  SECURITIES

     Not  applicable.

ITEM  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  applicable.

ITEM  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Nevada Private Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to:

     - any action or suit by or in the right of the corporation against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred, in connection with the defense or settlement believed to be in, or not opposed to, the best interests of the corporation, except that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation; and

     - any other action or suit or proceeding against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred, if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, reasonable cause to believe his or her conduct was unlawful.

     To the extent that a director, officer, employee or agent has been "successful on the merits or otherwise" the corporation must indemnify such person. The articles of incorporation or bylaws may provide that the expenses of officers and directors incurred in defending any such action must be paid as incurred and in advance of the final disposition of such action. The Nevada Private Corporation Law also permits the corporation to purchase and maintain insurance on behalf of the corporation's directors and officers against any liability arising out of their status as such, whether or not the corporation would have the power to indemnify him against such liability. These provisions may be sufficiently broad to indemnify such persons for liabilities arising under the Securities Act. Our articles of incorporation include a provision eliminating the personal liability of directors for breach of fiduciary duty except that such provision will not eliminate or limit any liability which may not be so eliminated or limited under applicable law.

     We have entered into indemnification agreements with our directors and officers. These agreements are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2001. These agreements provide, in general, that the Registrant will indemnify such directors and officers for, and hold them harmless from and against, any and all amounts paid in settlement or incurred by, or assessed against, such directors and officers arising out of or in connection with the service of such directors and officers as a director or officer of the Registrant or its affiliates to the fullest extent permitted by Nevada law.

     We maintain liability insurance for our directors and officers covering, subject to exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors or officers of the Registrant.


ITEM  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.     EXHIBITS.

     The  following Exhibits are filed as a part of this registration statement:

Exhibit Number     Description  of  Exhibit
--------------     ------------------------

4.6 Warrant Agreement to Purchase Common Stock dated as of April 7, 2001 by and among the Registrant and Mr. Justin Hirsch

4.7 Warrant Agreement to Purchase Common Stock dated as of October 30, 2000 by and among the Registrant and Mr. Michael Gardner

4.8 Warrant Agreement to Purchase Common Stock dated as of April 3, 2002 by and among the Registrant and Mr. Michael Gardner

4.9 Warrant Agreement to Purchase Common Stock dated as of January 9, 2002 by and among the Registrant and Mr. Robert
                   A. Rositano, Jr.

4.10 Warrant Agreement to Purchase Common Stockdated as of January 9, 2002 by and among the Registrant and Mr. Dean Rositano

5.1                Opinion  of  Silicon  Valley  Law  Group

23.1               Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2               Consent of BDO Seidman, LLP

24.1               Power of Attorney (see page 7).

ITEM  9.     UNDERTAKINGS

     (a)     The  undersigned  Registrant  hereby  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Campbell, State of California, on April 8, 2002.

                                      NETTAXI.COM

                                      By:  /s/  ROBERT  A.  ROSITANO,  Jr.
                                           -------------------------------
                                           Robert  A.  Rositano,  Jr.
                                           Chief  Executive  Officer

                                POWER OF ATTORNEY

     Each director and/or officer of the Registrant whose signature appears below hereby appoints Robert A. Rositano and Dean Rositano, and each of them severally, as his attorney-in-fact, to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, and the Registrant hereby also appoints each such person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                       TITLE                             DATE
---------                       -----                             ----

/s/ ROBERT A. ROSITANO, JR      Chief Executive Officer,          April 8, 2002
--------------------------      Secretary, Director
    Robert A. Rositano, Jr.

/s/ DEAN ROSITANO               President, Chief Operating        April 8, 2002
--------------------------      Officer, Interim Chief
    Dean Rositano.              Financial Officer, Director


/s/  ANDREW GARRONI             Director                          April 8, 2002
--------------------------
     Andrew Garroni

                                  EXHIBIT INDEX


Exhibit Number     Description  of  Exhibit
--------------     ------------------------

4.6 Warrant Agreement to Purchase Common Stock dated as of April 7, 2001 by and among the Registrant and Mr. Justin Hirsch

4.7 Warrant Agreement to Purchase Common Stock dated as of October 30, 2000 by and among the Registrant and Mr. Michael Gardner

4.8 Warrant Agreement to Purchase Common Stock dated as of April 3, 2002 by and among the Registrant and Mr. Michael Gardner

4.9 Warrant Agreement to Purchase Common Stock dated as of January 9, 2002 by and among the Registrant and Mr. Robert A. Rositano, Jr.

4.10 Warrant Agreement to Purchase Common Stock dated as of January 9, 2002 by and among the Registrant and Mr. Dean Rositano

5.1                Opinion  of  Silicon  Valley  Law  Group

23.1               Consent of Silicon Valley Law Group (included in Exhibit 5.1)

23.2               Consent of BDO Seidman, LLP

24.1               Power of Attorney (see page II-2).